SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2007
TECHTEAM GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16284	38-2774613

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

27335 West 11 Mile Road
Southfield, Michigan	48033

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (248) 357-2866
(Former name or former address if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.01 Completion of Acquisition
Item 2.03 Entry into Direct Financial Obligation
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Credit Agreement, dated June 1, 2007
Pledge & Security Agreement, dated June 1, 2007
Loan Guaranty, dated June 1, 2007
Press Release, dated June 4, 2007

Item 1.01 Entry into a Material Definitive Agreement
     On June 1, 2007, TechTeam Global, Inc. (the “Company”) entered into a five-year, $40 million revolving credit agreement (“Credit Agreement”) with JPMorgan Chase Bank, NA (“Chase”). The Credit Agreement is structured to be a syndicated loan with Chase serving as the administrative agent, and JPMorgan Chase Securities, Inc. serving as sole lead arranger and sole book manager. Chase is currently the only lender under the Credit Agreement (all lenders under the Credit Agreement are hereafter referred to as “Lenders”).
     Pursuant to the terms of the Credit Agreement, the Lenders will make loans up to an aggregate principal amount of $40 million, all of which will be available for the issuance of letters of credit and loans. The Credit Agreement terminates on May 31, 2012.
     The Credit Agreement is to be used (i) to replace the Loan Agreement with LaSalle Bank Midwest, N.A. described below under Item 1.02, (ii) to fund the acquisition of NewVectors LLC, and (iii) to meet the ongoing working capital, capital expenditures and general corporate needs of the Company and its subsidiaries. Borrowings under the Credit Agreement are secured by all assets of the Company, as described below.
     At the Company’s option, any loan under the Credit Agreement that is made to the Company will bear interest at a rate equal to (i) the Eurocurrency rate for U.S. dollars plus an “Applicable Margin,” ranging from 0.75% to 1.5%, determined by the ratio (the “Leverage Ratio”) of (a) the Company’s total consolidated indebtedness (total debt minus the difference between total cash at the end of a fiscal quarter held by the Company and its subsidiaries based in the United States and $5 million) to (b) the Company’s consolidated trailing 12 month EBITDA (earnings before interest, taxes, depreciation and amortization), or (ii) the “Alternate Base Rate” (“ABR”) which is the higher of (a) the Chase prime rate and (b) the federal funds rate, plus a spread based upon the Company’s Leverage Ratio. Until December 1, 2007, the Applicable Margin is 1.0% and the spread on an ABR loan is zero.
     Under the Credit Agreement, the Company has the right to enter into derivative agreements with Chase to fix all or a portion of the interest rate on its outstanding borrowings for the term of the Credit Agreement. The Company will also pay an unused commitment fee, the amount of which (between 0.1% and 0.25%) is based upon the Leverage Ratio. From June 1, 2007 through November 30, 2007, the unused commitment fee is 0.15%.
     The Credit Agreement contains covenants that are customary for similar credit arrangements, including covenants relating to financial reporting and notification, compliance with laws, preservation of existence, maintenance of books and records, use of proceeds, maintenance of properties and insurance, and limitations on liens, dispositions, issuance of debt, lease obligations and investments. There are also financial covenants that require the Company to maintain on a rolling four quarter basis (1) a maximum Leverage Ratio as of (a) September 30 and December 31, 2007 of 4.0 to 1, (b) March 31, 2008 of 3.75 to 1, (c) June 30, 2007 of 3.5 to 1, or (d) any fiscal quarter thereafter of 3.0 to 1; and (2) a fixed charge coverage ratio of less than (a) 1.0 to 1 as of June 30 or December 31, and (b) 1.25 to 1 thereafter.
     The Credit Agreement provides for customary events of default with corresponding grace periods, including failure to pay any principal or interest when due, failure to perform or observe covenants, bankruptcy or insolvency events and change of control.
     Under the related Pledge and Security Agreement dated June 1, 2007 between TechTeam Global, Inc., TechTeam Cyntergy, LLC, TechTeam Government Solutions, Inc., Sytel, Inc. and JPMorgan Chase Bank, N.A. as Administrative Agent (“Security Agreement”), the Company and its subsidiaries based in the United States — TechTeam Cyntergy, LLC, TechTeam Government Solutions, Inc., and Sytel, Inc. — have agreed to pledge to the administrative agent all of their assets including all accounts receivable, equipment, inventory, and cash or cash equivalents, as collateral for the Company’s obligations under the Credit Agreement. These entities have also entered into the Loan Guaranty that guarantee the borrowings under the Credit Agreement. The Company has also agreed to pledge up to 65% of its equity in all of its operating foreign subsidiaries.
     Upon the occurrence and during the continuance of an event of default, the administrative agent, if requested or consented to by the requisite number of Lenders, shall declare all amounts owing under the Credit Agreement immediately due and payable, terminate the Lenders’ commitments to make loans under the Credit Agreement, and/or exercise any and all remedies and other rights under the Credit Agreement, the Security Agreement and the Loan Guaranty.
     The foregoing description of the Credit Agreement and the Pledge and Security Agreement are qualified in their entirety by reference to the copy of the Credit Agreement attached hereto as Exhibit 10.1, the Security Agreement attached hereto as Exhibit 10.2, and the Loan Guaranty attached hereto as Exhibit 10.3, which are incorporated herein by reference.
     On June 1, 2007, the Company borrowed $35 million to fund the acquisition of NewVectors LLC. The borrowing was made as a Eurocurrency loan. On June 4, 2007, the Company entered into a derivative to fix the interest rate on approximately 85% of the loan for a period of 48 months. See also Item 2.01.

     The statements contained in this Current Report on Form 8-K that are not purely historical, including statements regarding the Company’s expectations, hopes, beliefs, intentions, or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding, among other things, the potential impact of this acquisition on the Company’s revenue and earnings performance going forward. Forward-looking statements may be identified by words including, but not limited to, “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon,” and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. There are significant risks associated with the Company’s ability to successfully integrate this acquisition on a timely basis. Further, there can be no assurance that the acquisition will have the impact on the Company’s financial condition and results of operations contemplated in this filing. The factors that could affect the anticipated impact include, but are not limited to, the inability to retain government business or key employees of the acquired company. Further, the Company has incurred significant debt to fund the acquisition. Any significant variation in the business acquired could change the Company’s ability to pay off the debt under the terms of the Credit Agreement. The forward-looking statements included in this filing are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company’s Reports on Forms 8-K, 10-Q, and 10-K filed with the United States Securities and Exchange Commission.
Item 1.02 Termination of a Material Definitive Agreement
     Effective June 1, 2007, the Company terminated its Amended and Restated Business Loan Agreement (“Loan Agreement”), dated January 3, 2005, with LaSalle Bank Midwest, N.A. (formerly known as Standard Federal Bank, N.A.), which provided for a term loan to the Company for Fifteen Million Dollars ($15,000,000) in addition to a revolving line of credit of Five Million Dollars ($5,000,000). At the time of the termination, except for outstanding Letters of Credit, there were no outstanding borrowings under the Loan Agreement.
Item 2.01 Completion of Acquisition
     Effective May 31, 2007, TechTeam Government Solutions, Inc., a wholly owned subsidiary of the Company, closed on its acquisition of NewVectors LLC, which was described in the Company’s Current Report of Form 8-K dated May 24, 2007. The initial consideration paid at closing was $40.2 million, constituting the purchase price ($40,750,000) less an initial net cash adjustment ($589,000). Of the initial consideration, $4.0 million was placed in escrow for a period of one year after closing to cover any potential claims by TechTeam Government Solutions, Inc. for indemnity or breach of representation and warranties.
Item 2.03 Entry into Direct Financial Obligation
     See Item 1.01.
Item 9.01 Financial Statements and Exhibits

(D) The following exhibits are included with the report:

Exhibit 10.1	Credit Agreement dated as of June 1, 2007 among TechTeam Global, Inc., the Lenders Party Hereto, JPMorgan Chase Bank, NA, as Administrative Agent and J.P. Morgan Securities, Inc., as Sole Bookrunner and Sole Lead Arranger.

Exhibit 10.2	Pledge and Security Agreement dated June 1, 2007 between TechTeam Global, Inc., TechTeam Cyntergy, LLC, TechTeam Government Solutions, Inc., Sytel, Inc. and JPMorgan Chase Bank, N.A. as Administrative Agent.

Exhibit 10.3	Loan Guaranty dated June 1, 2007 between TechTeam Global, Inc., TechTeam Cyntergy, LLC, TechTeam Government Solutions, Inc., and Sytel, Inc. in favor of JPMorgan Chase Bank, N.A. as Administrative Agent.

Exhibit 99.1	Press Release of TechTeam Global, Inc. dated June 4, 2007.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHTEAM GLOBAL, INC.
By	/s/ Michael A. Sosin
Michael A. Sosin
Vice President, General Counsel and Secretary

Date: June 4, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of June 1, 2007 among TechTeam Global, Inc., the Lenders Party Hereto, JPMorgan Chase Bank, NA, as Administrative Agent and J.P. Morgan Securities, Inc., as Sole Bookrunner and Sole Lead Arranger.

10.2	Pledge and Security Agreement dated June 1, 2007 between TechTeam Global, Inc., TechTeam Cyntergy, LLC, TechTeam Government Solutions, Inc., Sytel, Inc. and JPMorgan Chase Bank, N.A. as Administrative Agent.

10.3	Loan Guaranty dated June 1, 2007 between TechTeam Global, Inc., TechTeam Cyntergy, LLC, TechTeam Government Solutions, Inc., and Sytel, Inc. in favor of JPMorgan Chase Bank, N.A. as Administrative Agent.

99.1	Press Release of TechTeam Global, Inc. dated June 4, 2007.